EXHIBIT 10.4

2005 LONG-TERM INCENTIVE PLAN

_____ RESTRICTED STOCK UNIT AWARD AGREEMENT

United States Cellular Corporation, a Delaware corporation (the “Company”), hereby grants to

<<NAME>>  (the “Employee”) as of _______ (the “Grant Date”), pursuant to the provisions of the

United States Cellular Corporation 2005 Long-Term Incentive Plan, as amended (the “Plan”), a Restricted Stock Unit Award (the “Award”) with respect to <<# OF SHARES>> shares of Stock, upon and subject to the restrictions, terms and conditions set forth below.  Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.   Award Subject to Acceptance of Award Agreement

The Award shall become null and void unless the Employee accepts this Award Agreement by executing it in the space provided at the end hereof and returning it to the Company.

2.   Restriction Period and Forfeiture

(a)  In General.  Except as otherwise provided in this Award Agreement, the Award shall become nonforfeitable and the Restriction Period with respect to the Award shall terminate on the third annual anniversary of the Grant Date (the “Three-Year Anniversary Date”), provided that the Employee remains continuously employed by or of service to the Employers and Affiliates until the Three-Year Anniversary Date.  Within sixty (60) days following the Three-Year Anniversary Date, the Company shall issue to the Employee in a single payment the shares of Stock subject to the Award on the Three-Year Anniversary Date.

(b)  Death.  If the Employee has a Separation from Service prior to the Three-Year Anniversary Date by reason of death, then on the date of the Employee’s death the Award shall become nonforfeitable and the Restriction Period with respect to the Award shall terminate.  Within sixty (60) days following the date of the Employee’s death, the Company shall issue to the Employee’s designated beneficiary in a single payment the shares of Stock subject to the Award.

(c)  Disability.  If the Employee has a Separation from Service prior to the Three-Year Anniversary Date by reason of Disability, then on the date of the Employee’s Separation from Service the Award shall become nonforfeitable and the Restriction Period with respect to the Award shall terminate.  The Company shall issue the shares of Stock subject to the Award in a single payment within sixty (60) days following the date of the Employee’s Separation from Service; provided, however, that if the Award is subject to section 409A of the Code, and if the Employee is a Specified Employee as of the date of his or her Separation from Service, then such payment shall be delayed until and made during the seventh calendar month following the calendar month during which the Employee’s Separation from Service occurs (or, if earlier, the calendar month following the calendar month of the Employee’s death).

(d)  Retirement at or after Attainment of Age 66.  If the Employee has a Separation from Service on or after January 1, <<CALENDAR YEAR FOLLOWING CALENDAR YEAR OF GRANT>> but prior to the Three-Year Anniversary Date by reason of retirement at or after attainment of age 66, then on the date of the Employee’s Separation from Service the Award shall become nonforfeitable and the Restriction Period with respect to the Award shall terminate.  The Company shall issue the shares of Stock subject to the Award in a single payment within sixty (60) days following the date of the Employee’s Separation from Service; provided, however, that if the Award is subject to section 409A of the Code, and if the Employee is a Specified Employee as of the date of his or her Separation from Service, then such payment shall be delayed until and made during the seventh calendar month following the calendar month during which the Employee’s Separation from Service occurs (or, if earlier, the calendar month following the calendar month of the Employee’s death).  If the Employee has a Separation from Service prior to January 1, <<CALENDAR YEAR FOLLOWING CALENDAR YEAR OF GRANT>> by reason of retirement at or after attainment of age 66, then on the date of the Employee’s Separation from Service the

Award shall be forfeited and shall be canceled by the Company.

(e)  Other Separation from Service.  If the Employee has a Separation from Service prior to the Three-Year Anniversary Date for any reason other than death, Disability or retirement at or after attainment of age 66 (including if the Employee has a Separation from Service prior to the Three-Year Anniversary Date by reason of the Employee’s negligence or willful misconduct, as determined by the Company in its sole discretion, irrespective of whether such separation occurs on or after the Employee attains age 66), then on the date of the Employee’s Separation from Service the Award shall be forfeited and shall be canceled by the Company.

(f)  Forfeiture of Award upon Competition or Misappropriation of Confidential Information.  Notwithstanding any other provision herein, if the Employee (i) enters into competition with an Employer or other Affiliate or (ii) misappropriates confidential information of an Employer or other Affiliate, as determined by the Committee or the Company in its sole discretion, then on the date of such competition or misappropriation the Award shall be forfeited and shall be canceled by the Company.  For purposes of the preceding sentence, the Employee shall be treated as entering into competition with an Employer or other Affiliate if the Employee (i) directly or indirectly, individually or in conjunction with any person, firm or corporation, has contact with any customer of an Employer or other Affiliate or any prospective customer which has been contacted or solicited by or on behalf of an Employer or other Affiliate for the purpose of soliciting or selling to such customer or prospective customer any product or service, except to the extent such contact is made on behalf of an Employer or other Affiliate; (ii) directly or indirectly, individually or in conjunction with any person, firm or corporation, becomes employed in the business or engages in the business of providing wireless products or services in any geographic territory in which an Employer or other Affiliate offers such products or services or has plans to do so within the next twelve months or (iii) otherwise competes with an Employer or other Affiliate in any manner or otherwise engages in the business of an Employer or other Affiliate.  The Employee shall be treated as misappropriating confidential information of an Employer or other Affiliate if the Employee (i) uses confidential information (as described below) for the benefit of anyone other than an Employer or such Affiliate, as the case may be, or discloses the confidential information to anyone not authorized by an Employer or such Affiliate, as the case may be, to receive such information, (ii) upon termination of employment or service, makes any summaries of, takes any notes with respect to or memorizes or takes any confidential information or reproductions thereof from the facilities of an Employer or other Affiliate or (iii) upon termination of employment or service or upon the request of an Employer or other Affiliate, fails to return all confidential information then in the Employee's possession.  "Confidential information" shall mean any confidential and proprietary drawings, reports, sales and training manuals, customer lists, computer programs and other material embodying trade secrets or confidential technical, business, or financial information of an Employer or other Affiliate.

Employee acknowledges and agrees that the Award, by encouraging stock ownership and thereby increasing an employee’s proprietary interest in the Company’s success, is intended as an incentive to participating employees to remain in the employ of an Employer or other Affiliate.  Employee acknowledges and agrees that this Section 2(f) is therefore fair and reasonable, and not a penalty.

3.   Change in Control

(a)  (1)  Notwithstanding any provision in the Plan or in this Award Agreement, in the event of a Change in Control, the Board may, but shall not be required to, make such adjustments to the Award as it deems appropriate, including, without limitation, (i) causing the Award immediately to become nonforfeitable; (ii) to the extent permitted by section 409A of the Code, causing the Restriction Period with respect to the Award to immediately terminate and payment of the Award to occur within sixty (60) days following the occurrence of the Change in Control (the “Change in Control Payment Period”) or (iii) to the extent permitted under section 409A of the Code, electing that the Award be surrendered to the Company by the holder thereof, that the Award be immediately canceled by the Company and that the holder of the Award receive, within the Change in Control Payment Period, a cash payment from the Company in an amount equal to the number of shares of Stock then subject to the Award, multiplied by the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of the occurrence of the Change in Control.

(2)  In the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, the Board may, but shall not be required to, substitute for each share of Stock available under the Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Stock shall be converted pursuant to such Change in Control.

(3)  Any adjustment or substitution pursuant to this Section 3(a) shall be made by the Board in compliance with the requirements of section 409A of the Code (to the extent applicable thereto).

(b)  For purposes of the Plan and this Award Agreement, a “Change in Control” shall mean:

(1)  the acquisition by any Person, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the “Outstanding Voting Securities”), excluding, however, the following:  (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 3(b), or (v) any acquisition by the following persons:  (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the persons described in clauses (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) provided that all of the current beneficiaries of such trust or similar arrangement are persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2035, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust (all such persons, collectively, the “Exempted Persons”);

(2)  individuals who, as of February 22, 2005, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to February 22, 2005, and whose election or nomination for election by the Company's stockholders was approved by the vote of at least a majority of the directors then comprising the Incumbent Board, shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3)  consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company’s assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons:  (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, and (z) any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4)  approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

4.   Additional Terms and Conditions of Award

4.1.  Transferability of Award.  Except pursuant to a beneficiary designation effective on the Employee's death, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

By accepting the Award, the Employee agrees that if all beneficiaries designated on a form prescribed by the Company predecease the Employee or, in the case of corporations, partnerships, trusts or other entities which are designated beneficiaries, are terminated, dissolved, become insolvent or are adjudicated bankrupt prior to the date of the Employee’s death, or if the Employee fails to designate a beneficiary on a form prescribed by the Company, then the Employee hereby designates the following persons in the order set forth herein as the Employee’s beneficiary or beneficiaries:  (i) the Employee’s spouse, if living, or if none, (ii) the Employee’s then living descendants, per stirpes, or if none, (iii) the Employee’s estate.

4.2.  Investment Representation.  The Employee hereby represents and covenants that (a) any shares of Stock acquired upon the lapse of restrictions with respect to the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Employee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation is true and correct as of the date of acquisition of any shares hereunder or is true and correct as of the date of sale of any such shares, as applicable.  As a condition precedent to the issuance or delivery to the Employee of any shares subject to the Award, the Employee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

4.3.  Tax Withholding.  The Employee timely shall pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to the Award.  The Employee may elect to satisfy his or her obligation to advance the Required Tax Payments by (a) authorizing the Company to withhold whole shares of Stock which otherwise would be delivered to the Employee pursuant to the Award, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the Award or (b) delivery to the Company of previously-owned whole shares of Stock, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the Award.  Shares of Stock to be withheld or delivered may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate.  Any fraction of a share of Stock which would be required to pay the Required Tax Payments shall be disregarded and the remaining amount due shall be paid in cash by the Employee.  The Employee agrees that if by the pay period that immediately follows the date that the Restriction Period with respect to the Award terminates, no cash payment attributable to any such fractional share shall have been received by the Company, then the Employee hereby authorizes the Company to deduct such cash payment from any amount payable by the Company or any Affiliate to the Employee, including without limitation any amount payable to the Employee as salary or wages.

Notwithstanding the foregoing provisions of this Section 4.3, an Employee shall satisfy his or her obligation to advance employment taxes owed prior to the date that the Restriction Period with respect to the Award terminates, if any, by a cash payment to the Company, and the Employee hereby authorizes the Company to deduct such cash payment from any amount payable by the Company or any Affiliate to the Employee, including without limitation any amount payable to the Employee as salary or wages.

The Employee agrees that the authorizations set forth in this Section 4.3 may be reauthorized via electronic means determined by the Company.  The Employee may revoke these authorizations by written notice to the Company prior to any such deduction.

4.4.  Award Confers No Rights as a Stockholder.  The Employee shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until the restrictions on the Award lapse and the Employee becomes a stockholder of record with respect to such shares.

4.5.  Adjustment.  In the event of any conversion, stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, combination of shares in a reverse stock split, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of shares of Stock subject to the Award shall be appropriately and equitably adjusted by the Committee.  Such adjustment shall be final, binding and conclusive.  If such adjustment would result in a fractional share being subject to the Award, the Company shall pay the holder of the Award, on the date that the shares with respect to the Award are issued, an amount in cash determined by multiplying (i) the fraction of such share (rounded to the nearest hundredth) by (ii) the Fair Market Value of a share on the date that the Restriction Period with respect to the Award terminates.

4.6.  Compliance with Applicable Law.  The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, the consent or approval of any governmental body or the taking of any other action is necessary or desirable as a condition of, or in connection with, the issuance or delivery of shares, such shares may not be issued or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

4.7.  Delivery of Shares.  On the date of payment of the Award, the Company shall deliver or cause to be delivered to the Employee the shares of Stock subject to the Award.  The Company may require that the shares of Stock delivered pursuant to the Award bear a legend indicating that the sale, transfer or other disposition thereof by the Employee is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.  The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Sections 4.3 and 5.4.

4.8.  Award Confers No Rights to Continued Employment or Service.  In no event shall the granting of the Award or the acceptance of this Award Agreement and the Award by the Employee give or be deemed to give the Employee any right to continued employment by or service with the Company or any of its subsidiaries or affiliates.

4.9.  Decisions of Committee.  The Committee shall have the right to resolve all questions which may arise in connection with the Award.  Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Award Agreement shall be final, binding and conclusive.

4.10.  Company to Reserve Shares.  The Company shall at all times prior to the cancellation of the Award reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares subject to the Award from time to time.

4.11.  Award Agreement Subject to the Plan.  This Award Agreement is subject to the provisions of the Plan, as it may be amended from time to time, and shall be interpreted in accordance therewith.  The Employee hereby acknowledges receipt of a copy of the Plan.

4.12  Award Subject to Clawback.  The Award and any shares of Stock delivered pursuant to the Award are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

5.   Miscellaneous Provisions

5.1.  Successors.  This Award Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Employee, acquire any rights hereunder.

5.2.  Notices.  All notices, requests or other communications provided for in this Award Agreement shall be made in writing either (a) by actual delivery to the party entitled thereto, (b) by mailing in the United States mails to the last known address of the party entitled thereto, via certified or registered mail, postage prepaid and return receipt requested, (c) by electronic mail, utilizing notice of undelivered electronic mail features or (d) by telecopy with confirmation of receipt.  The notice, request or other communication shall be deemed to be received (a) in case of delivery, on the date of its actual receipt by the party entitled thereto, (b) in case of mailing by certified or registered mail, five days following the date of such mailing, (c) in case of electronic mail, on the date of mailing but only if a notice of undelivered electronic mail is not received or (d) in case of telecopy, on the date of confirmation of receipt.

5.3.  Governing Law.  The Award, this Award Agreement and all determinations made and actions taken pursuant thereto, to the extent otherwise not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without regard to principles of conflicts of laws.

5.4  Compliance with Section 409A of the Code.  It is intended that this Award Agreement and the Plan be exempt from the provisions of section 409A of the Code  to the maximum extent permissible under law.  To the extent section 409A of the Code applies to this Award Agreement and the Plan, it is intended that this Award Agreement and the Plan comply with the provisions of section 409A of the Code.  This Award Agreement and the Plan shall be administered and interpreted in a manner consistent with this intent.  In the event that this Award Agreement or the Plan does not comply with section 409A of the Code (to the extent applicable thereto), the Company shall have the authority to amend the terms of this Award Agreement or the Plan (which amendment may be retroactive to the extent permitted by section 409A of the Code and may be made by the Company without the consent of the Employee) to avoid taxes and other penalties under section 409A of the Code, to the extent possible.  Notwithstanding the foregoing, no particular tax result for the Employee with respect to any income recognized by the Employee in connection with this Award Agreement is guaranteed, and the Employee solely shall be responsible for any taxes, penalties, interest or other losses or expenses incurred by the Employee under section 409A of the Code in connection with this Award Agreement.

5.5  Counterparts.  This Award Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

UNITED STATES CELLULAR CORPORATION

By:
Mary N. Dillon President and CEO

Accepted this         day of

                         , 20     .

____________________________________

Employee